Exhibit 99.1
                                  ------------

                Summary of Stock Options Subject to Acceleration

                                      Aggregate number of
                                      shares issuable upon     Weighted average
                                       accelerated stock      exercise price per
                                           options                  share

   Chief Executive Officer                  22,500                  $19.21

   All other executive officers             22,500                  $19.21

   All other employees                      80,850                  $19.21

   Total (1)                               125,850                  $19.21

(1) The accelerated stock options represent 17.2% of the Company's currently outstanding stock options.